Exhibit 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Puget Sound Energy, Inc. (formerly Puget Sound Power & Light Company) on Form S-3 (File No. 33-26818) and Form S-8 (File Nos. 33-27396 and 333-23393)
of our report dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Puget Sound Energy, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Current Report on Form 8-K.

                            Coopers & Lybrand L.L.P.

Seattle, Washington
October 23, 1997

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                                                            Exhibit 23.2

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 8-K as it relates to Washington Energy Company and Washington Natural Gas Company (the Companies), into Puget Sound Energy, Inc.'s previously filed Registration Statement File Nos. 33-26818, 33-27396 and 333-23393. It should be noted that we have not audited any financial statements of the Companies subsequent to September 30, 1996 or performed any audit procedures subsequent to the date of our report.


                                                    ARTHUR ANDERSEN LLP

Seattle, Washington
October 21, 1997